UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 11, 2010 (November 8, 2010)

NET SAVINGS LINK, INC.
formerly, Calibert Explorations, Ltd.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

645 Bayway Boulevard,
Clearwater Beach, Fl 33767
(Address of principal executive offices and Zip Code)

(727) 442-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION

On November 11, 2010, we changed our name from Calibert Explorations, Ltd. to Net Savings Link, Inc.  We accomplished this by creating a wholly owned subsidiary corporation by the name of Net Savings Link, Inc., a Nevada corporation and merging it into Calibert Explorations, Ltd.   Calibert Explorations, Ltd. was the surviving entity.  As part of the merger, we changed our name from Calibert Explorations, Ltd. to Net Savings Link, Inc.  By changing the corporate name in this manner we were not required to obtain shareholder approval to change our name.  The new name is intended to reflect our anticipated new business direction which is a as an online information media distribution system.

ITEM 8.01                      OTHER

On November 4, 2010, our board of directors declared a stock dividend of 1.4 shares of common stock for each 1 share outstanding.  The record for the stock dividend was set at November 26, 2010.  Fractional shares will be rounded up to the next whole share.

ITEM 9.01                      EXHIBITS

Exhibit	Document Description

Exhibit 2.1	Articles of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of November 2010.

NET SAVINGS LINK, INC.

BY:	DAVID SALTRELLI
David Saltrelli
President